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                                 EXHIBIT 24(B)

                RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
             BROWN-FORMAN CORPORATION EFFECTIVE AS OF JULY 11, 1996

WHEREAS, the Securities Act of 1933 requires the filing of a registration statement (the "Registration Statement") on Form S-8 by the Company relating to the Brown-Forman Omnibus Compensation Plan (the "Plan");

 NOW, THEREFORE, BE IT RESOLVED, that the appropriate officers of the Company, with the assistance of its accountants and counsel, are hereby authorized to prepare, execute, and file with the Securities and Exchange Commission on behalf of the Company the Registration Statement;

BE IT FURTHER RESOLVED, that Michael B. Crutcher, Senior Vice President, General Counsel, and Secretary of the Company, be and hereby is appointed and designated as a person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to any documents relating to the Registration Statement; and

BE IT FURTHER RESOLVED, that the Company and each director and officer who may be required to execute any filings or documents relating to the Registration Statement and any amendments thereof or appendices thereto be, and hereby is, authorized to execute a power of attorney appointing Steven B. Ratoff, Michael
B. Crutcher, and Garrison R. Cox, and each of them, his or her true and lawful attorneys and agents:

         (a) to execute in his name, and on behalf of the Plan, any and all documents relating to the Plan, and to file the same with the Securities and Exchange Commission; and

         (b) to execute in his name, and on behalf of the Plan, any and all documents relating to the Plan, and to file the same with any state or foreign securities commissions; and

I, Nelea A. Absher, being duly elected and acting Assistant Vice President and Assistant Secretary of Brown-Forman Corporation, do hereby certify that the above is a true and correct copy of resolutions adopted by unanimous written consent of the Board of Directors of said corporation, pursuant to Section 141(f) of the Delaware Corporation Code and that said resolutions are still in full force and effect.

In testimony whereof, witness my hand this 6th day of May, 1999.

                                   /s/ Nelea A. Absher
                                   --------------------------
                                   Nelea A. Absher
                                   Assistant Vice President
                                   and Assistant Secretary
                                   Brown-Forman Corporation



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